Exhibit 8.1

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100 WASHINGTON, D.C. 20007 (202) 295-4500 WWW.SFTTLAW.COM	TELECOPIER NUMBER (202) 337-5502

August 30, 2016

Board of Directors

Prudential Bancorp, Inc.

1834 West Oregon Avenue

Philadelphia, PA 19145

Re:	Registration Statement on Form S-4 of Prudential Bancorp, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Prudential Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (together with the proxy statement/prospectus which forms a part thereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 1,350,278 shares of common stock, par value $0.01 per share (the “Shares”), in connection with the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of June 2, 2016 (the “Merger Agreement”), by and between the Company and Polonia Bancorp, Inc., a Maryland corporation (“Polonia”), pursuant to which Polonia will merge with and into the Company. In connection with the Registration Statement, we have been requested to render an opinion concerning the United States federal income tax consequences of the Merger, which is described in the Registration Statement. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement, and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

All section references herein are to the United States Internal Revenue Code of 1986, as amended (the “Code”), unless indicated otherwise. In rendering our opinion, we have reviewed and are relying upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies of the following documents (including all schedules and exhibits thereto):

1.	the Merger Agreement;

2.	the Registration Statement;

Board of Directors

Prudential Bancorp, Inc.

August 30, 2016

3.	representations concerning the Merger made to us by Polonia and the Company in letters dated on the date hereof (the “Representation Letters”); and

4.	such other instruments and documents related to the Company and Polonia and their affiliated companies as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed and relied upon, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the execution and delivery of all such documents. We have further assumed and relied upon the truth and accuracy at all relevant times of the representations, warranties and statements of fact made by the Company and Polonia and their respective management, employees, officers and directors in connection with the transactions incident to the Merger, including but not limited to those set forth in the Merger Agreement, and that any such representation, warranty or statement made “to the best of the knowledge and belief” (or similar qualification) of any person or party is correct without such qualification. We have further assumed and relied upon the fact that all parties to the transactions incident to the Merger and to any other documents examined by us have acted, and will act, in accordance with the terms of the relevant documents, and the transactions incident to the Merger will be completed pursuant to the terms and conditions of the relevant documents without the waiver or modification of any such terms and conditions. Furthermore, we have assumed and relied upon the fact that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. We have also assumed and relied upon the fact that at all times prior to and including the Effective Time, (i) no outstanding indebtedness of Polonia has represented or will represent equity for tax purposes; and (ii) no outstanding security, instrument, agreement or arrangement that provides for, contains or represents the right to acquire Polonia capital stock constitutes or will constitute “stock” for purposes of the Code.

Our conclusions represent our judgment as to the proper treatment of certain aspects of the Merger under the federal income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the “IRS”) as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed, either prospectively or retroactively, or that such changes will not affect our conclusions. Nevertheless, we undertake no responsibility to advise you of any developments after completion of the Merger in the application or interpretation of the income tax laws of the United States. If (i) the relevant facts at the time of closing differ from those represented to us in the Representation Letters or reflected in the Merger Agreement, (ii) the Merger is completed under terms not contained in the Merger Agreement, (iii) our

Board of Directors

Prudential Bancorp, Inc.

August 30, 2016

assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon. In such event, we do not assume any responsibility to provide a revised opinion or other advice, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

As you are aware, no ruling has been or will be requested from the IRS concerning the United States federal income tax consequences of the Merger. You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind. You should also be aware that there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the IRS.

Our opinion provided below addresses only the specific United States federal income tax consequences of the Merger set forth herein and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to shareholders (as that term is used in the Merger Agreement) of Polonia that are subject to special tax rules. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein. We express no opinion as to whether the discussion contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger” addresses all of the United States federal income tax consequences of the Merger that may be applicable to Polonia or the holders of Polonia common stock.

Based upon and in reliance on the representations and assumptions contained herein, subject to the limitations and qualifications set forth herein, and provided the Merger is consummated in accordance with the Merger Agreement and will be effective under the applicable laws of the Commonwealth of Pennsylvania and the State of Maryland, we are of the opinion that for federal income tax purposes:

(i)          The Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

(ii)          Each of the Company and Polonia will be a party to a reorganization within the meaning of Section 368(b) of the Code; and

(iii)          The descriptions of the law and the legal conclusions contained under the caption “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement as they relate to the United States federal income tax are correct in all material respects.

Board of Directors

Prudential Bancorp, Inc.

August 30, 2016

This opinion is being furnished in connection with the requirements of Item 601(b)(8) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the proxy statement/prospectus, other than as expressly stated herein.

This opinion is to be used only in connection with the Registration Statement. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/SILVER, FREEDMAN, TAFF & TIERNAN LLP